Exhibit 12


                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)
                                   (Unaudited)

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

                                                                          Quarter Ended
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                                                               August 29, 2004        August 24, 2003
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
 Consolidated earnings from operations
    before income taxes.....................................       $  109,889             $ 103,984
 Plus fixed charges:
    Gross interest expense..................................           11,954                11,904
    40% of restaurant and equipment minimum
      rent expense..........................................            5,989                 5,288
                                                                   ----------             ---------
        Total fixed charges.................................           17,943                17,192
 Less capitalized interest..................................             (903)               (1,066)
                                                                   ----------             ---------

 Consolidated earnings from operations
    before income taxes available to cover
    fixed charges...........................................       $  126,929             $ 120,110
                                                                   ==========             =========

 Ratio of consolidated earnings to fixed
    charges.................................................             7.07                  6.99
                                                                   ==========             =========
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